UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

ENER1, INC.
(Name of Registrant As Specified In Charter)

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1.     Title of each class of securities to which transaction applies:

2.     Aggregate number of securities to which transaction applies:

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4.     Proposed maximum aggregate value of transaction: ______________________________

5. Total fee paid: ____________________________________________________________

☐ Fee paid previously with preliminary materials.

☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.     Amount Previously Paid: ___________________________________________________________________
2.     Form, Schedule or Registration Statement No.: ____________________________________________________
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4.     Date Filed: _______________________________________________________________

ENER1, INC.
1540 Broadway, Suite 25C
New York, NY 10036

NOTICE OF ACTION TO BE TAKEN BY CONSENT
OF MAJORITY SHAREHOLDER

June __, 2010

Dear Shareholder:

        On May 11, 2010, the Board of Directors of Ener1, Inc. adopted a resolution recommending an amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s capital stock. The Company’s majority shareholder has approved the proposed amendment to the Company’s Articles of Incorporation through action taken by consent and without a meeting, as authorized by Section 607.0704 of the Florida Business Corporation Act. The actions recommended by the Board of Directors and approved by the Company’s majority shareholder pursuant to Section 607.0704 of the Florida Business Corporation Act will become effective no earlier than 20 calendar days after this Information Statement is sent or given to all persons who were holders of record of the Company’s common stock on June 1, 2010.

        A copy of the Articles of Amendment which have been recommended by the Company’s Board of Directors is attached to this Information Statement.

        We are not asking you for a proxy, nor are we asking you to respond to this notice in any other way. The purpose of this notice is only to provide you with information regarding the actions which have been approved by our Board of Directors and our majority shareholder.

Sincerely,

/S/ Charles Gassenheimer
Charles Gassenheimer Chief Executive Officer and Chairman of the Board

INFORMATION STATEMENT
OF ENER1, INC.

This information statement (this “Information Statement”) is furnished to the holders of the common stock of Ener1, Inc., (the “Company”) on behalf of the Company in connection with an Action in lieu of Special Meeting, dated May 28, 2010, taken by Ener1Group, Inc., the majority shareholder of the Company.  This Information Statement is first being mailed to shareholders on or about [________________].

The Company’s principal executive offices are located at 1540 Broadway, Suite 25C, New York, New York 10036.

THE PURPOSE OF THIS INFORMATION STATEMENT IS TO PROVIDE YOU WITH NOTICE OF THE ACTION IN LIEU OF SPECIAL MEETING. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PROPOSAL FOR AMENDMENT TO ARTICLES OF INCORPORATION TO
INCREASE THE COMPANY’S AUTHORIZED SHARES OF COMMON STOCK
TO 235,714,286 SHARES

Proposal

The Company proposes to amend the Company’s Articles of Incorporation to increase the Company’s authorized shares of common stock, par value $0.01 per share, from 175,714,286 shares to 235,714,286 shares.

Background Information

The Company currently has 125,680,653 shares of its common stock outstanding. It has issued options and warrants which give the holders the right to acquire an estimated additional 32,375,423 shares of its common stock. The Company’s authorized common stock consists of 175,714,286 shares.

The Company is increasing its authorized common stock to 235,714,286 shares to: (1) allow for potential future issuances of common stock, or options, warrants, convertible securities and other instruments exercisable or convertible into common stock; and (2) ensure that the Company has sufficient authorized common stock to satisfy its obligation to issue common stock upon the exercise of options and warrants that are currently outstanding.

Additional authorized but unissued shares of common stock and additional options, warrants, convertible securities and other instruments may be issued at such times and for such consideration as the Board of Directors may determine to be appropriate. These issuances may be made without further authority from the Company’s shareholders, except as otherwise required by applicable law or regulation.

Except for Mark D’Anastasio, all of the Directors and Executive Officers of the Company directly or indirectly hold shares, options, warrants or other instruments exercisable or convertible into shares of common stock.

Effect of the Amendment

The amendment will affect all of the Company’s shareholders uniformly and will not affect any shareholder’s percentage ownership interest in the Company or proportionate voting power unless and until additional shares of common stock authorized through the amendment are issued.

The amendment will have the following effects upon the shares of the Company’s capital stock outstanding and the number of authorized and unissued shares of capital stock:

*	The number of shares of common stock owned by each shareholder will remain the same;
*	The number of shares of authorized common stock will increase to 235,714,286 shares from 175,714,286 shares;
*	The number of shares of authorized preferred stock will remain unchanged (none are currently outstanding); and
*	The par value of the common stock will remain unchanged.

No Rights of Appraisal for Dissenters

Under applicable law, the Company’s shareholders are not entitled to appraisal rights with respect to the amendment, and the Company will not independently provide its shareholders with any such right.

No Preemptive Rights

Pursuant to the Articles of Incorporation of the Company, the Company’s shareholders are not entitled to preemptive rights with respect to the amendment, and the Company will not independently provide its shareholders with any such right.

Certain Federal Income Tax Consequences

The Company believes that there are no federal income tax consequences to holders of common stock as a result of the amendment. However, the Company’s beliefs regarding the tax consequence of the amendment are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities. Shareholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the amendment.

APPROVAL OF PROPOSED AMENDMENT

Record Date

The Company set June 1, 2010 (the “Record Date”) as the record date for purposes of determining the shareholders of record who are entitled to receive notice of the amendment of the Articles of Incorporation.

Required Approval

On May 11, 2010, the Company’s Board of Directors unanimously approved the proposed amendment to the Articles of Incorporation to increase the number of authorized shares of the Company’s common stock and recommended that such proposal be submitted for shareholder approval.

Adoption of the proposed amendment to the Articles of Incorporation requires the approval of the Company’s shareholders holding not less than a majority of the Company’s issued and outstanding common stock. As of May 28, 2010, there were 125,680,653  shares of common stock issued and outstanding, each share being entitled to a single vote, of which 64,419,414 shares, or approximately 51.3%, were owned by Ener1 Group, Inc. (“Ener1 Group”). Rather than holding a meeting of its shareholders to vote on the proposed amendment to the Articles of Incorporation, the Company obtained the approval of the proposed action from Ener1 Group, the holder of a majority of the Company’s issued and outstanding common stock, by written consent in lieu of a meeting.

In accordance with Rule 14c-2 under the Securities Exchange Act of 1934, the actions recommended by the directors and approved by written consent of the majority shareholder will not take effect any earlier than 20 calendar days after the date on which this Information Statement is sent or given to all persons who were holders of record of the Company’s issued and outstanding common stock on the Record Date. The amendment will become effective upon filing with the State of Florida.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF / SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The table set forth below contains information as of June 1, 2010 regarding the beneficial ownership of the Company’s common stock held by shareholders whom we believe beneficially own more than five percent (5%) of the number of shares of common stock outstanding as of such date, and each Director, each Executive Officer referred to in Item 402(a)(3) of Regulation S-K (the “Named Executive Officers”) and our Directors and Named Executive Officers as a group, regardless of beneficial ownership percentages.   Except as described below, we know of no person that beneficially owns more than 5% of our outstanding common stock.

As of June 1, 2010, 125,680,653 shares of common stock were outstanding. Except as otherwise noted below, each person or entity named in the following table has the sole voting and investment power with respect to all shares of the Company’s common stock that he, she or it beneficially owns. The holders of our shares of common stock are entitled to one vote for each outstanding share on matters submitted to our shareholders. Except as otherwise noted below, the address of each person or entity named in the following table is c/o Ener1, Inc., 1540 Broadway, Suite 25C, New York, New York 10036.

	Amount Of		Percent
	Beneficial		of
Name	Ownership		Class
Ener1 Group, Inc.	77,408,551	(1)	55.8%
Bzinfin, S.A.	11,506,126	(2)	8.6%
Anchorage Capital Master Offshore, Ltd.	8,354,427	(3)	6.6%
610 Broadway, 6th Floor, New York, NY 10012
Morgan Stanley & Co., Incorporated	7,050,277	(4)	5.6%
1585 Broadway, New York, NY 10036
Charles Gassenheimer	860,001	(5) (16)	*
Kenneth Baker	45,358	(6)	*
Marshall Cogan	14,405	(7)	*
Mark D'Anastasio	-		*
Elliot Fuhr	31,072	(8)	*
Karl Gruns	57,739	(9)	*
Ludovico Manfredi	34,882	(10)	*
Dr. Peter Novak	535,970	(11) (16)	*
Thomas Snyder	45,358	(12)	*
Gerard Herlihy	150,691	(13)	*
Rick Stanley	-		*
Ulrik Grape	163,027	(14)	*
Directors and officers as a group (twelve persons)	1,938,503	(15)	1.5%
* Less than 1%

Notes appear on the following page.

Notes:
(1)	Includes 12,989,137 shares issuable under outstanding warrants exercisable during the 60 day period following June 1, 2010.
(2)	Includes 4,399,585 shares issuable under outstanding warrants exercisable and 3,292,831 shares issuable upon the conversion of convertible debt during the 60 day period following June 1, 2010.
(3)
Includes 228,572 shares issuable under outstanding warrants exercisable during the 60 day period following February 24, 2010.  The information reported is pursuant to Schedule 13G filed by Anchorage Capital Masters Offshore, Ltd. on February 16, 2010.

(4)	The information reported is pursuant to Schedule 13G filed by Morgan Stanley on February 12, 2010.
(5)	Includes 554,287 shares issuable under outstanding options and warrants exercisable during the 60 day period following June 1, 2010.
(6)	Includes 45,358 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(7)	Includes 14,405 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(8)	Includes 31,072 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(9)	Includes 50,596 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(10)	Includes 34,882 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(11)	Includes 279,054 shares issuable under outstanding warrants exercisable during the 60 day period following June 1, 2010.
(12)	Includes 45,358 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(13)	Includes 107,834 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(14)	Includes 163,027 shares issuable under outstanding options exercisable during the 60 day period following June 1, 2010.
(15)	Includes 1,678,944 shares issuable under outstanding options and warrants exercisable during the 60 day period following June 1, 2010.
(16)
The amount shown does not include common stock beneficially owned by Ener1 Group, a company of which, as of June 1, 2010, Charles Gassenheimer and Dr. Novak were directors, and Dr. Novak was a shareholder.  Mr. Gassenheimer owns options to purchase shares of Ener1 Group.  Mr. Gassenheimer and Dr. Novak disclaim beneficial ownership of any Ener1 common stock beneficially owned by Ener1 Group.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company shall deliver promptly upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the Information Statement was delivered. A security holder can notify the Company that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to the Company at 1540 Broadway, Suite 25C, New York, NY  10036 or by calling the Company at (212) 920-3500 and requesting a copy of the Information Statement.   Security holders who receive multiple copies of the Information Statement at their address and would like to request that only a single copy of communications be delivered to the shared address may do so by making either a written or oral request to the Company contacts listed above.

OTHER BUSINESS

The Company’s management knows of no other matters to be raised with the Company’s shareholders pursuant to this Information Statement.

By Order of the Board of Directors

Charles Gassenheimer
Chief Executive Officer and Chairman of the Board

Exhibit

ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF ENER1, INC.

        Pursuant to Section 607.1006 of the Florida Business Corporation Act, the undersigned, being the Chief Executive Officer of ENER1, INC., a Florida corporation bearing document number H36296 (the “Corporation”), does hereby certify that:

FIRST:
At a meeting of the Board of Directors duly held on May 11, 2010, the Board of Directors of the Corporation approved amendments to the Corporation’s Articles of Incorporation increasing the number of shares of common stock authorized by the Corporation to 235,714,286.

SECOND:	Article IV(a) of the Corporation’s Articles of Incorporation shall be deleted in its entirety and replaced with the following:

“ARTICLE IV
CAPITAL STOCK

a.	the total number of shares of capital stock authorized to be issued by this corporation shall be:

235,714,286 shares of common stock, par value $0.01 per share (the “Common Stock:); and

5,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).”

THIRD:	Except as hereby amended, the Articles of Incorporation of the Corporation shall remain the same.

FOURTH:	These Articles of Amendment shall be effective as of the date and time of filing.

FIFTH:
These Articles of Amendment have been approved and adopted by the shareholders of the Corporation holding a majority of the votes entitled to be cast on the amendments, by written consent in lieu of special meeting, pursuant to Section 607.0704 of the Florida Business Corporation Act.

        IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name by its Chief Executive Officer on June __, 2010.

ENER1, INC.

/S/ Charles Gassenheimer
Charles Gassenheimer
Chief Executive Officer and Chairman of the Board